Exhibit 99.1

Pixelworks Reports Third Quarter 2024 Financial Results

PORTLAND, Ore., November 12, 2024 – Pixelworks, Inc. (NASDAQ: PXLW), a leading provider of innovative video and display processing solutions, today announced financial results for the third quarter ended September 30, 2024.
Third Quarter and Recent Highlights
•Total revenue increased 12% sequentially
•GAAP gross margin expanded more than 50 basis points sequentially and 800 basis point year-over-year to 51.2%, primarily driven by favorable product mix and lower overhead expenses
•Entered into multi-year, multi-title agreement with Universal Pictures to bring TrueCut MotionTM technology to the theatrical releases of future Universal titles
•DreamWorks Animation’s The Wild Robot was released globally by Universal Pictures to premium large format theaters in TrueCut Motion format
•Pixelworks Shanghai subsidiary received provincial and national-level recognition with the “Little Giant” certification, a designation for leading enterprises in China that have significant growth potential
•Pixelworks retains Morgan Stanley as financial advisor to assist with reviewing potential strategic options specific to inbound interest in the Company’s Pixelworks Shanghai subsidiary
“Third quarter results reflected our expectations for moderate sequential improvement as we continue to work through the previously communicated headwinds in our mobile business,” stated Todd DeBonis, President and CEO of Pixelworks. “Gross margin expanded sequentially and year-over-year to over 51%, while operating expenses decreased as we realized the initial benefits of our previously implemented cost reduction actions.
“Highlighting the most recent milestone for our TrueCut Motion platform, during the quarter we secured a multi-year agreement with Universal Pictures to utilize our industry-leading motion grading technology to enhance the visual experience of several major theatrical releases. Within our mobile business, we recently completed production qualification of our next-generation, flagship mobile visual processor. After successfully meeting or exceeding all performance metrics, we are now engaged with multiple customers on smartphone programs targeted for launch in the coming year. Separately, we are also engaged in customer evaluations for a cost-down version of an existing mobile visual processor that offers unique visual enhancement features. This newly optimized solution addresses broader use-cases, in addition to mobile gaming, as we aim to expand our served target market in higher unit volume mid- and entry-level smartphones.
“In summary, our team has continued to execute well toward overcoming recent challenges and positioning our mobile business for a return to growth in 2025. We currently have a strong pipeline of new program opportunities for our latest visual processor solutions, and we expect to maintain a high level of engagement activity over the next several quarters. We anticipate our previous and continuing cost reduction actions will contribute to meaningful improvement in our operating results as we drive renewed top-line momentum in mobile.”

Third Quarter 2024 Financial Results
Revenue in the third quarter of 2024 was $9.5 million, compared to $8.5 million in the second quarter of 2024 and $16.0 million in the third quarter of 2023. The sequential increase in third quarter revenue was driven by increased sales in the home and enterprise market, while the year-over-year decrease primarily reflected the previously discussed headwinds in the Company’s mobile business.
On a GAAP basis, gross profit margin in the third quarter of 2024 was 51.2%, compared to 50.7% in the second quarter of 2024 and 42.9% in the third quarter of 2023. Third quarter 2024 GAAP operating expenses were $13.5 million, compared to $15.1 million in the second quarter of 2024 and $14.5 million in the year-ago quarter.
On a non-GAAP basis, third quarter 2024 gross profit margin was 51.3%, compared to 51.0% in the second quarter of 2024 and 43.1% in the year-ago quarter. Third quarter 2024 non-GAAP operating expenses were $12.4 million, compared to $12.8 million in the second quarter of 2024 and $13.3 million in the year-ago quarter.
For the third quarter of 2024, the Company recorded a GAAP net loss of $8.1 million, or ($0.14) per share, compared to a GAAP net loss of $10.1 million, or ($0.17) per share, in the second quarter of 2024, and a GAAP net loss of $7.0 million, or ($0.12) per share, in the year-ago quarter. Note, the Company refers to “net loss attributable to Pixelworks, Inc.” as “net loss”.
For the third quarter of 2024, the Company recorded a non-GAAP net loss of $7.1 million, or ($0.12) per share, compared to a non-GAAP net loss of $7.7 million, or ($0.13) per share, in the second quarter of 2024, and a non-GAAP net loss of $5.7 million, or ($0.10) per share, in the third quarter of 2023.
Adjusted EBITDA in the third quarter of 2024 was a negative $6.3 million, compared to a negative $7.0 million in the second quarter of 2024 and a negative $5.0 million in the year-ago quarter.
Business Outlook
The Company’s current business outlook, including guidance for the fourth quarter of 2024, will be discussed as part of the scheduled conference call.
Conference Call Information
Pixelworks will host a conference call today, November 12, 2024, at 2:00 p.m. Pacific Time. To join the conference call via phone, analysts and investors should dial +1-888-596-4144 and enter the following conference ID: 3689417; international participants should dial +1 646-968-2525 and enter the same conference ID. Additionally, a live audio webcast of the conference call will be available and archived for approximately 90 days in the Investors section of the Company’s website at www.pixelworks.com.
A telephone replay of the conference call will also be available through Tuesday, November 19, 2024, and can be accessed by dialing +1-800-770-2030 and using passcode 3689417.
Pixelworks, Inc.
Pixelworks provides industry-leading content creation, video delivery and display processing solutions and technology that enable highly authentic viewing experiences with superior visual quality, across all screens – from cinema to smartphone and beyond. The Company has a 20-year history of delivering image processing innovation to leading providers of consumer electronics, professional displays, and video streaming services. For more information, please visit the company's web site at www.pixelworks.com.
Note: Pixelworks, MotionEngine, TrueCut Motion and the Pixelworks logo are trademarks of Pixelworks, Inc.

Non-GAAP Financial Measures
This earnings release makes reference to non-GAAP gross profit margins, non-GAAP operating expenses, non-GAAP net loss and non-GAAP net loss per share, which exclude stock-based compensation expense and restructuring expense which are both required under GAAP. The press release also makes reference to and reconciles GAAP net loss and adjusted EBITDA, which Pixelworks defines as GAAP net loss attributable to Pixelworks Inc. before interest income and other, net, income tax provision, depreciation and amortization, as well as the specific items listed above.
Pixelworks management uses these non-GAAP financial measures internally to understand, manage and evaluate the business and establish its operational goals, review its operations on a period-to-period basis, for compensation evaluations, to measure performance, and for budgeting and resource allocation. Pixelworks management believes it is useful for the Company and investors to review, as applicable, both GAAP information and non-GAAP financial measures to help assess the performance of Pixelworks’ continuing business and to evaluate Pixelworks’ future prospects. These non-GAAP measures, when reviewed together with the GAAP financial information, provide additional transparency and information for comparison and analysis of operating performance and trends. These non-GAAP measures exclude certain items to facilitate management’s review of the comparability of our core operating results on a period-to-period basis.
Because the Company’s non-GAAP financial measures are not calculated in accordance with GAAP, they may not necessarily be comparable to similarly titled measures employed by other companies. These non-GAAP financial measures should not be considered in isolation or as a substitute for the comparable GAAP measures and should be read only in conjunction with the Company’s consolidated financial results as presented in accordance with GAAP. A reconciliation between GAAP and non-GAAP financial measures is included in this earnings release which is available in the investor relations section of the Pixelworks website.

Safe Harbor Statement
This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements may be identified by use of terms such as “begin,” “continue,” “will,” “expect”, “believe,” “anticipate” and similar terms or the negative of such terms, and include, without limitation, statements about expected adoption rates for our mobile visual processors (both flagship and cost-down versions), expansion of our mobile visual processor products into mid- to low-tier smartphones, expected adoption of our TrueCut Motion technology by Universal Studios and other motion picture studios, continued performance of our home and enterprise business, and expected cost savings. All statements other than statements of historical fact are forward-looking statements for purposes of this release, including any projections of revenue or other financial items or any statements regarding the plans and objectives of management for future operations. Such statements are based on management's current expectations, estimates and projections about the Company's business. These statements are not guarantees of future performance and involve numerous risks, uncertainties and assumptions that are difficult to predict. Actual results could vary materially from those contained in forward looking statements due to many factors, including, without limitation: the actual adoption of TrueCut Motion technology by the motion picture industry; the actual performance of the smartphone market; our ability to execute on our strategy; competitive factors, such as rival chip architectures, introduction or traction by competing designs, or pricing pressures; the success of our products in expanding markets; current global economic challenges; changes in the digital display and projection markets; seasonality in the consumer electronics market; our efforts to achieve profitability from operations; our limited financial resources; and our ability to attract and retain key personnel. More information regarding potential factors that could affect the Company's financial results and could cause actual results to differ materially from those discussed in the forward-looking statements is included from time to time in the Company's Securities and Exchange Commission filings, including its Annual Report on Form 10-K for the year ended December 31, 2023, as well as subsequent SEC filings.
The forward-looking statements contained in this release are as of the date of this release, and the Company does not undertake any obligation to update any such statements, whether as a result of new information, future events or otherwise.
[Financial Tables Follow]

PIXELWORKS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2024	2024	2023	2024	2023
Revenue, net	$9,527	$8,535	$16,032	$34,116	$39,603
Cost of revenue (1)	4,648	4,209	9,150	16,797	22,870
Gross profit	4,879	4,326	6,882	17,319	16,733
Operating expenses:
Research and development (2)	8,405	7,943	8,752	24,421	23,925
Selling, general and administrative (3)	5,016	5,722	5,776	16,272	17,316
Restructuring	90	1,403	—	1,493	—
Total operating expenses	13,511	15,068	14,528	42,186	41,241
Loss from operations	(8,632)	(10,742)	(7,646)	(24,867)	(24,508)
Interest income and other, net	296	327	471	1,057	1,615
Loss before income taxes	(8,336)	(10,415)	(7,175)	(23,810)	(22,893)
Provision for income taxes	125	32	158	262	318
Net loss	(8,461)	(10,447)	(7,333)	(24,072)	(23,211)
Less: Net loss attributable to non-controlling interests and redeemable non-controlling interests	320	298	334	716	779
Net loss attributable to Pixelworks Inc.	$(8,141)	$(10,149)	$(6,999)	$(23,356)	$(22,432)
Net loss attributable to Pixelworks Inc. per share - basic and diluted	$(0.14)	$(0.17)	$(0.12)	$(0.40)	$(0.40)
Weighted average shares outstanding - basic and diluted	58,717	58,151	56,410	58,116	55,917
——————
(1) Includes:
Stock-based compensation	13	10	21	41	67
Restructuring	—	16	—	16	—
(2) Includes stock-based compensation	327	316	452	973	1,470
(3) Includes stock-based compensation	702	599	779	2,028	2,140

PIXELWORKS, INC.
RECONCILIATION OF GAAP AND NON-GAAP FINANCIAL INFORMATION *
(In thousands, except per share data)
(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2024	2024	2023	2024	2023
Reconciliation of GAAP and non-GAAP gross profit
GAAP gross profit	$4,879	$4,326	$6,882	$17,319	$16,733
Stock-based compensation	13	10	21	41	67
Restructuring	—	16	—	16	—
Total reconciling items included in gross profit	13	26	21	57	67
Non-GAAP gross profit	$4,892	$4,352	$6,903	$17,376	$16,800
Non-GAAP gross profit margin	51.3%	51.0%	43.1%	50.9%	42.4%
Reconciliation of GAAP and non-GAAP operating expenses
GAAP operating expenses	$13,511	$15,068	$14,528	$42,186	$41,241
Reconciling item included in research and development:
Stock-based compensation	327	316	452	973	1,470
Reconciling items included in selling, general and administrative:
Stock-based compensation	702	599	779	2,028	2,140
Restructuring	90	1,403	—	1,493	—
Total reconciling items included in operating expenses	1,119	2,318	1,231	4,494	3,610
Non-GAAP operating expenses	$12,392	$12,750	$13,297	$37,692	$37,631
Reconciliation of GAAP and non-GAAP net loss attributable to Pixelworks, Inc.
GAAP net loss attributable to Pixelworks Inc.	$(8,141)	$(10,149)	$(6,999)	$(23,356)	$(22,432)
Reconciling items included in gross profit	13	26	21	57	67
Reconciling items included in operating expenses	1,119	2,318	1,231	4,494	3,610
Tax effect of non-GAAP adjustments	(74)	74	—	—	—
Non-GAAP net loss attributable to Pixelworks Inc.	$(7,083)	$(7,731)	$(5,747)	$(18,805)	$(18,755)

Non-GAAP net loss attributable to Pixelworks Inc. per share - basic and diluted	$(0.12)	$(0.13)	$(0.10)	$(0.32)	$(0.34)

Non-GAAP weighted average shares outstanding - basic and diluted	58,717	58,151	56,410	58,116	55,917

*Set forth above are reconciliations of the non-GAAP financial measure to the most directly comparable GAAP financial measure. The non-GAAP financial measure disclosed by the company has limitations and should not be considered a substitute for, or superior to, the financial measure prepared in accordance with GAAP, and the reconciliations from GAAP to Non-GAAP actuals should be carefully evaluated. Please refer to "Non-GAAP Financial Measures” in this document for an explanation of the adjustments made to the comparable GAAP measures, the ways management uses the non-GAAP measures, and the reasons why management believes the non-GAAP measures provide useful information for investors.

PIXELWORKS, INC.
RECONCILIATION OF GAAP AND NON-GAAP NET LOSS PER SHARE
(Figures may not sum due to rounding)
(Unaudited)

	Three Months Ended						Nine Months Ended
	September 30,		June 30,		September 30,		September 30,		September 30,
	2024		2024		2023		2024		2023
	Dollars per share		Dollars per share		Dollars per share		Dollars per share		Dollars per share
	Basic	Diluted	Basic	Diluted	Basic	Diluted	Basic	Diluted	Basic	Diluted
Reconciliation of GAAP and non-GAAP net loss attributable to Pixelworks, Inc.
GAAP net loss attributable to Pixelworks Inc.	$(0.14)	$(0.14)	$(0.17)	$(0.17)	$(0.12)	$(0.12)	$(0.40)	$(0.40)	$(0.40)	$(0.40)
Reconciling items included in gross profit	—	—	—	—	—	—	—	—	—	—
Reconciling items included in operating expenses	0.02	0.02	0.04	0.04	0.02	0.02	0.08	0.08	0.06	0.06
Non-GAAP net loss attributable to Pixelworks Inc.	$(0.12)	$(0.12)	$(0.13)	$(0.13)	$(0.10)	$(0.10)	$(0.32)	$(0.32)	$(0.34)	$(0.34)

*Set forth above are reconciliations of the non-GAAP financial measure to the most directly comparable GAAP financial measure. The non-GAAP financial measure disclosed by the company has limitations and should not be considered a substitute for, or superior to, the financial measure prepared in accordance with GAAP, and the reconciliations from GAAP to Non-GAAP actuals should be carefully evaluated. Please refer to "Non-GAAP Financial Measures” in this document for an explanation of the adjustments made to the comparable GAAP measures, the ways management uses the non-GAAP measures, and the reasons why management believes the non-GAAP measures provide useful information for investors.

PIXELWORKS, INC.
RECONCILIATION OF GAAP AND NON-GAAP GROSS PROFIT MARGIN *
(Figures may not sum due to rounding)
(Unaudited)

	Three Months Ended			Nine Months Ended
	September, 30	June 30,	September 30,	September 30,	September 30,
	2024	2024	2023	2024	2023
Reconciliation of GAAP and non-GAAP gross profit margin
GAAP gross profit margin	51.2%	50.7%	42.9%	50.8%	42.3%
Stock-based compensation	0.1	0.1	0.1	0.1	0.2
Restructuring	—	0.2	—	—	—
Total reconciling items included in gross profit	0.1	0.3	0.1	0.2	0.2
Non-GAAP gross profit margin	51.3%	51.0%	43.1%	50.9%	42.4%

*Set forth above are reconciliations of the non-GAAP financial measure to the most directly comparable GAAP financial measure. The non-GAAP financial measure disclosed by the company has limitations and should not be considered a substitute for, or superior to, the financial measure prepared in accordance with GAAP, and the reconciliations from GAAP to Non-GAAP actuals should be carefully evaluated. Please refer to "Non-GAAP Financial Measures” in this document for an explanation of the adjustments made to the comparable GAAP measures, the ways management uses the non-GAAP measures, and the reasons why management believes the non-GAAP measures provide useful information for investors.

PIXELWORKS, INC.
RECONCILIATION OF GAAP AND NON-GAAP FINANCIAL INFORMATION *
(In thousands)
(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2024	2024	2023	2024	2023
Reconciliation of GAAP net loss attributable to Pixelworks Inc. and adjusted EBITDA
GAAP net loss attributable to Pixelworks Inc.	$(8,141)	$(10,149)	$(6,999)	$(23,356)	$(22,432)
Stock-based compensation	1,042	925	1,252	3,042	3,677
Restructuring	90	1,419	—	1,509	—
Tax effect of non-GAAP adjustments	(74)	74	—	—	—
Non-GAAP net loss attributable to Pixelworks Inc.	$(7,083)	$(7,731)	$(5,747)	$(18,805)	$(18,755)
EBITDA adjustments:
Depreciation and amortization	$920	$1,059	$1,053	$3,088	$3,211
Non-GAAP interest income and other, net	(296)	(327)	(471)	(1,057)	(1,615)
Non-GAAP provision (benefit) for income taxes	199	(42)	158	262	318
Adjusted EBITDA	$(6,260)	$(7,041)	$(5,007)	$(16,512)	$(16,841)

*Set forth above are reconciliations of the non-GAAP financial measure to the most directly comparable GAAP financial measure. The non-GAAP financial measure disclosed by the company has limitations and should not be considered a substitute for, or superior to, the financial measure prepared in accordance with GAAP, and the reconciliations from GAAP to Non-GAAP actuals should be carefully evaluated. Please refer to "Non-GAAP Financial Measures” in this document for an explanation of the adjustments made to the comparable GAAP measures, the ways management uses the non-GAAP measures, and the reasons why management believes the non-GAAP measures provide useful information for investors

PIXELWORKS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	September 30, 2024	December 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$28,830	$47,544
Accounts receivable, net	4,497	10,075
Inventories	4,398	3,968
Prepaid expenses and other current assets	2,009	3,138
Total current assets	39,734	64,725
Property and equipment, net	7,600	5,997
Operating lease right of use assets	3,953	4,725
Other assets, net	1,436	2,115
Goodwill	18,407	18,407
Total assets	$71,130	$95,969
LIABILITIES, REDEEMABLE NON-CONTROLLING INTEREST AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,944	$2,416
Accrued liabilities and current portion of long-term liabilities	7,753	9,692
Current portion of income taxes payable	199	189
Total current liabilities	9,896	12,297
Long-term liabilities, net of current portion	533	1,373
Deposit liability	13,422	13,781
Operating lease liabilities, net of current portion	2,065	2,567
Income taxes payable, net of current portion	1,052	939
Total liabilities	26,968	30,957
Redeemable non-controlling interest	28,513	28,214
Total Pixelworks, Inc. shareholders’ equity	(8,029)	12,541
Non-controlling interest	23,678	24,257
Total shareholders' equity	15,649	36,798
Total liabilities, redeemable non-controlling interest and shareholders’ equity	$71,130	$95,969

Contacts:
Investor Contact
Shelton Group
Brett Perry
P: +1-214-272-0070
E: bperry@sheltongroup.com

Company Contact
Pixelworks, Inc.
Haley Aman
P: +1-503-601-4540
E: haman@pixelworks.com